Exhibit (h)(6)(vi)

FIFTH AMENDMENT TO PARTICIPATION AGREEMENT
THIS SEVENTH AMENDMENT TO PARTICIPATION AGREEMENT (the “Amendment”) is made as of the 26th day of October, 2022, by and among PROTECTIVE LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Tennessee (the ”Company”), acting herein for and on behalf of the Company and on behalf of each separate account set forth on attached Schedule A, as the same may be amended from time to time (the “Separate Accounts”); LEGG MASON PARTNERS VARIABLE EQUITY TRUST and LEGG MASON PARTNERS VARIABLE INCOME TRUST (each a “Fund”, collectively the “Funds”), LEGG MASON PARTNERS FUND ADVISOR, LLC,  (the “Advisor”) and LEGG MASON INVESTOR SERVICES, LLC (the “Distributor”), collectively (the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Participation Agreement dated November 1, 2009, as amended (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement to update the separate accounts listed in Schedule A; and

WHEREAS, the Parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the Parties agree to amend the Agreement as follows:

1.
Schedule A.  Schedules A to the Agreement is hereby deleted in their entirety and replaced with Schedules A attached hereto.

  Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this Amendment, the Parties hereby confirm and ratify the Agreement.

  Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

  Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 7 as of the date first above written.

PROTECTIVE LIFE INSURANCE COMPANY

On its behalf and each Separate Account named in

Schedule A
By:      /s/ Steve Cramer
Name: Steve Cramer
Title:   Chief Product Officer – Retirement Division
LEGG MASON PARTNERS VARIABLE EQUITY TRUST

By:      /s/ Jane Trust
Name: Jane Trust

Title:   President & CEO

LEGG MASON PARTNERS VARIABLE INCOME TRUST

By:      /s/ Jane Trust
Name: Jane Trust

Title:   President & CEO

LEGG MASON PARTNERS FUND ADVISOR, LLC

By:      /s/ Jane Trust
Name: Jane Trust

Title:   President & CEO

LEGG MASON INVESTOR SERVICES, LLC
By:      /s/ Jeff Masom
Name: Jeff Masom
Title:   President

Schedule A

Separate Accounts and Associated Products

Separate Account	Product
Protective Variable Annuity Separate Account
Protective Variable Annuity
Protective Variable Annuity II
ProtectiveValues
ProtectiveValues Advantage
ProtectiveValues Access
Protective Rewards B2A
Rewards II
Rewards Elite
Protective Access XL
Protective Dimensions
Protective Variable Annuity, Series B, C and L
Protective Investors Series
Protective Dimensions II
Protective Variable Annuity II B Series
Protective Investors Series- ADV
Protective Dimensions III
Protective Dimensions IV
Protective Investors Benefit Advisory Variable Annuity
Protective Aspirations
Protective Dimensions V

2

Protective Variable Life Separate Account
Premiere II
Premiere II 2003
Single Premium Plus
Preserver
Preserver II
Premiere III
Investors Choice
Protective Strategic Objectives VUL
Protective Strategic Objectives II VUL
Protective Investors Benefit Advisory VUL

Protective COLI VUL Separate Account	Protective Executive Benefits Registered VUL
Protective COLI PPVUL Separate Account	Protective Executive Benefits Private Placement VUL
PLICO Variable Annuity Account S	Schwab Genesis Variable Annuity Schwab Genesis Advisory Variable Annuity
Protective BOLI PPVUL Separate Account	Protective Executive Benefits Private Placement VUL

3